Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Bill Barrett Corporation and the effectiveness of Bill Barrett Corporation's internal control over financial reporting dated February 20, 2014, appearing in the Annual Report on Form 10-K of Bill Barrett Corporation for the year ended December 31, 2013.

Deloitte & Touche LLP

Denver, Colorado
February 4, 2015